SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              GEOWORKS CORPORATION
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                              GEOWORKS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 11, 2001


      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


          The undersigned hereby appoints Timothy J. Toppin and David Grannan, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Geoworks Corporation (the "Company") to be held at 960 Atlantic Avenue, Alameda, California 94501 on September 11, 2001, at 11:00 a.m., Pacific time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                                                            -------------------
                                                            See Reverse Side
                                                            -------------------

                                          |X| Please mark your choice like this

ACCOUNT NUMBER                                     COMMON

--------------------------------------------------------------- ---------------
                                                                       WITHHELD
                                                            FOR         FOR ALL
1.  ELECTION OF DIRECTORS                                   |_|          |_|
    Nominees:  David Neylon
               John B. Balousek
               Kevin P. Fitzgerald
               Andrew Cole
               David L. Grannan
               Stephen T. Baker

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

--------------------------------------------------------------------------------

2.   TO APPROVE AN AMENDMENT TO THE COMPANY'S      FOR       AGAINST     ABSTAIN
     1994 STOCK PLAN TO INCREASE THE NUMBER        |_|         |_|         |_|
     OF SHARES OF COMMON STOCK RESERVED FOR
     ISSUANCE THEREUNDER BY 1,000,000 SHARES.

--------------------------------------------------------------------------------
3.   RATIFICATION OF SELECTION OF ERNST & YOUNG    FOR       AGAINST     ABSTAIN
     LLP AS THE COMPANY'S INDEPENDENT AUDITORS     |_|         |_|         |_|

--------------------------------------------------------------------------------
4. WITH DISCRETIONARY AUTHORITY, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposals 2, 3 and 4.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 and 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


--------------------------------------------------------------------------------



Dated:  August 3, 2001
/s/  Timothy J. Toppin, Secretary



---------------------------------------------------
Signature(s)                                   Date

---------------------------------------------------
Signature(s)                                   Date

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy may be executed by an officer, agent or proxyholder as the bylaws of the corporation may prescribe, or in the absence of that determination, by the Chairman, president or any vice president. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                              GEOWORKS CORPORATION
                               960 Atlantic Avenue
                            Alameda, California 94501

                                ----------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 2001

To Our Stockholders:

     The annual meeting of stockholders of Geoworks Corporation, a Delaware Corporation (the "Company"), will be held on Tuesday, September 11, 2001, at 11:00 a.m. Pacific time at the Company's principal executive offices located at 960 Atlantic Avenue, Alameda, California, to consider and vote upon the following proposals:

     1. To elect six directors to serve until the next annual meeting or until their respective successors are elected and qualified.

     2. To approve an amendment to the Company's 1994 Stock Plan to increase the number of shares of common stock reserved for issuance there under by 1,000,000 shares, from 5,685,000 to 6,685,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2002.

     4. To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

     These proposals are more fully described in the proxy statement accompanying this notice. The Company's Board of Directors recommends that you vote FOR each of these proposals. The annual meeting may be postponed or adjourned by action of the stockholders voting in person or by proxy.

     Only stockholders of record at the close of business on July 16, 2001 are entitled to vote at the annual meeting.

     All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed. Any stockholder attending the annual meeting may vote in person even if such stockholder has returned a proxy as long as the shares are held in the stockholder's name or the nominee confirms the stockholder's ownership in writing. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at the offices of the company, 960 Atlantic Avenue, Alameda, California, 94501. If you have any further questions concerning the annual meeting or any of the proposals, please contact Geoworks Investor Relations at (510) 814-1660.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              By:   TIMOTHY J. TOPPIN
                                              Secretary
Alameda, California
August 3, 2001

                              GEOWORKS CORPORATION
                               960 Atlantic Avenue
                            Alameda, California 94501

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Geoworks Corporation, a Delaware corporation ("Geoworks" or the "Company"), for use at the annual meeting of stockholders or any postponement or adjournment of the meeting (the "Annual Meeting") to be held on Tuesday, September 11, 2001 at 11:00 a.m., Pacific time, for the purposes described below and in the accompanying notice (the "Proposals"). The annual meeting will be held at the Company's principal executive offices, located at 960 Atlantic Avenue, Alameda, California 94501. The telephone number at that location is (510) 814-1660. Only holders of record of the Company's common stock at the close of business on July 16, 2001 (the "Record Date") will be entitled to vote at the annual meeting. On the Record Date, the Company had 23,429,184 shares of common stock outstanding and entitled to vote. Presence in person or represented by proxy of a majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with their instructions and, if no choice is specified, the proxies will be voted in favor of the Proposals.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended March 31, 2001, including financial statements, were first mailed on or about August 3, 2001 to each of the stockholders entitled to vote at the annual meeting.

Revocability of Proxies

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it before or during the annual meeting prior to the close of voting. A proxy may be revoked (i) by a writing delivered to the Company, to the attention of Timothy J. Toppin, Secretary, 960 Atlantic Avenue, Alameda, California 94501, stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the annual meeting or (iii) by attendance at the annual meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the annual meeting, the stockholder must bring to the annual meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

Voting Rights

    The Company has only one class of stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the Record Date. There is no cumulative voting.

    Directors will be elected by a plurality of the votes, that is, the six nominees receiving the highest number of affirmative votes will be elected as directors. Approval of Proposals No. 2 and 3 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the annual meeting entitled to vote. All votes will be tabulated by the inspector of elections. For the purpose of determining whether matters other than the election of directors have been approved by stockholders, abstentions will be treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present for purposes of determining whether that matter has been approved by stockholders, but they are counted as present for the purposes of determining the existence of a quorum at the annual meeting.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

Directors/Nominees

    The Board of Directors is presently comprised of six directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee listed below will be unable or unwilling to serve as a director. Each person elected as a director will continue to serve until the next annual meeting or until their respective successors have been elected and qualified.

    The names of the nominees, and certain information about them are set forth below.

                                                                                             Director
    Name of Nominee                 Age        Principal Occupation                           Since
    ---------------                 ---        --------------------                          --------
David Neylon  (1,2).............    53    Chairman of the Board of Directors                   2000
John B. Balousek (1, 2) ........    56    Director                                             1998
Kevin P. Fitzgerald (2).........    44    Director                                             1999
Andrew Cole.....................    34    Director                                             2000
David L. Grannan................    37    Chief Executive Officer, President and Director      1999
Stephen T. Baker................    43    Director                                             1999

------------
(1)  Member of the Compensation Committee.

(2)  Member of the Audit Committee.


Mr. Neylon joined the Board of Directors in January 2000. He was appointed Chairman of the Board of Directors in April 2000. Mr. Neylon was previously with LookSmart, Ltd., a leading Internet search and directory company, where he served as Chief Operating Officer from November 1998 to September 1999. Mr. Neylon was Senior Vice President of WorldPlay Entertainment from 1995 to 1998. Mr. Neylon was with AT&T from 1987 to 1995 in a variety of management assignments. He was Vice President of ImagiNation Network, a subsidiary of AT&T and the predecessor of WorldPlay Entertainment from 1993 to 1995. Mr. Neylon's other positions with AT&T included product management assignments at AT&T's Computer Systems Division, strategic planning for AT&T's Consumer Products Division, and in emerging technology ventures for AT&T's Easylink Systems. Mr. Neylon holds a BA degree from Drew University and an MBA from Rutgers University.

Mr. Balousek joined the Board of Directors in December 1998. Mr. Balousek was Executive Vice President and a founder of PhotoAlley.com, a San Francisco-based start-up company providing electronic commerce services from 1998 through 1999. From March through June 1996, Mr. Balousek was Chairman and Chief Executive Officer of True North Technologies, a digital and interactive services company and an affiliate of Foote, Cone & Belding Communications (FCB), an agency network and subsidiary of True North Communications. Mr. Balousek joined the San Francisco office of FCB, one of the nation's leading advertising agencies, in 1979 and served as general manager of the office from 1986 through 1989. From 1989 through 1991, Mr. Balousek served as President of FCB West. Concurrently, Mr. Balousek served as a Director of FCB Communications/TrueNorth from 1989 through 1997. From 1991 until 1996, he served as President and Chief Operating Officer of FCB. Prior to joining FCB, Mr. Balousek was in brand management at Procter & Gamble. In addition to Geoworks, he currently serves as a Director of Aptimus, Inc., Micron Electronics Corp., and Central Garden & Pet Company, all publicly-held companies, and

Encirq Corporation, Emmperative Inc., and EDB Holdings, all privately-held companies. Mr. Balousek holds a BA degree from Creighton University and a Master's degree from Northwestern University.

Mr. Fitzgerald joined the Board of Directors in December 1999. From Oct. 2000 to May 2001, Mr. Fitzgerald was the President, CEO and a Director of Globaltron Communications. From May 1995 to June 2000, Mr. Fitzgerald served as President, Chief Executive Officer, and director of Neff Corporation, one of the largest equipment rental companies in the United States. Prior to May 1995, Mr. Fitzgerald was a senior vice president of Houlihan Lokey Howard & Zukin, an investment-banking firm. Mr. Fitzgerald currently serves as a director of TeleServices Group, a privately-held company and is a partner with Apogee Capital, an investment firm. Mr. Fitzgerald holds a BS in Electrical Engineering from Carnegie Mellon University and an MBA from Fordham University.

Mr. Cole joined the Board of Directors in April 2000. Mr. Cole is a Vice President and head of the Global Wireless Practice of ADVENTIS Corp, a leading international consulting firm specializing in wireless and telecommunications markets. Mr. Cole has been with ADVENTIS since 1995. Mr. Cole was the Director of Wireless Consulting Services at EMI Strategic, a Boston based strategic marketing firm from 1993 to 1995. From 1991 to 1993, Mr. Cole held cross-continental positions at the LEK Partnership, a strategy consulting firm based in the United Kingdom. Mr. Cole holds a Masters Degree in Business from Oxford University and an Undergraduate Degree in Geography, Economics and Statistics from Bristol University in England.

Mr. Grannan joined the Company in March 1998 as Vice President, Marketing and Business Development. The Board of Directors appointed Mr. Grannan as President, Chief Executive Officer, and a Director in January 1999. In September 2000, Mr. Grannan relinquished his President role to Mr. Baker, and in June 2001, he reassumed this title upon Mr. Baker's resignation. Prior to joining the Company, Mr. Grannan was an Area Vice President for Sprint PCS in the Southern California market, then operated by Cox Communications PCS, LP, where he had general manager and profit and loss responsibilities. Prior to his position at Sprint PCS, Mr. Grannan worked at Andersen Consulting in the Communications Industry Group from May 1994 to June 1997, where he provided strategic services for many organizations. Mr. Grannan began his career as a Data Communications Officer in the United States Marine Corps. He holds a BA from Indiana University and received his MBA from the University of California, Berkeley.

Mr. Baker joined the Company in October 1998 as Vice President and Chief Financial Officer and served as President and Chief Operating Officer from September 2000 until his resignation from these positions in June 2001. He was appointed to the Board of Directors in October 1999. From August 1996 to October 1998, he served as Vice President, Finance and Controller, for the Service Provider Messaging Group at Lucent Technologies, having started with Octel Communications prior to its acquisition by Lucent. From July 1995 to August
1996, Mr. Baker was the CFO for the Software Systems Group of Bell Communications Research. From June 1993 to July 1995 he served as Controller at Novell, a position he assumed upon Novell's acquisition of Unix System Laboratories (USL). At Unix System Laboratories, Mr. Baker served as CFO from February 1989 to June 1993. Mr. Baker has also held a number of financial management and operational positions with AT&T Corporation from August 1981 through February 1989. He holds a BA from the University of Pennsylvania and an MBA from the Columbia University Graduate School of Business.


Board Meetings and Committees

    The Board of Directors of the Company held a total of eight meetings during the fiscal year ended March 31, 2001. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions. In addition to meetings, the Board of Directors and its committees act through written consent proceedings.

    During the fiscal year ended March 31, 2001, the Audit Committee of the Board of Directors consisted of Mr. Neylon, Mr. Balousek and Mr. Fitzgerald. The Audit Committee held four meetings during fiscal 2001. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. On April 26, 2000, the Board of Directors adopted a formal charter for the Audit Committee, a copy of which is attached as Exhibit A to this proxy statement. A report of the Audit Committee can be found on page 25 of this proxy statement.

    During the fiscal year ended March 31, 2001, the Compensation Committee of the Board of Directors consisted of Mr. Balousek and Mr. Neylon. The
Compensation Committee held ten meetings during fiscal 2001. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and bonuses of the Company's executive officers, and administers the Company's incentive stock plans.

Director Compensation

    The Company does not provide cash compensation to its non-employee directors for service as directors; however, non-employee directors are eligible to receive discretionary stock option grants under the Company's 1994 Stock Plan. During fiscal 2001, the Company's non-employee directors received the following discretionary stock option grants:


---------------------------- -------------------------- -------------------------- --------------------------
           Name                    Date of Grant            Number of Shares            Exercise Price
                                                           Underlying Options
---------------------------- -------------------------- -------------------------- --------------------------
Mr. Neylon                           04/22/00                    50,000                     $15.63
---------------------------- -------------------------- -------------------------- --------------------------
                                     09/01/00                    16,700                     $11.75
---------------------------- -------------------------- -------------------------- --------------------------
                                     10/18/00                    46,680                     $4.125
---------------------------- -------------------------- -------------------------- --------------------------
Mr. Balousek                         09/01/00                    40,800                     $11.75
---------------------------- -------------------------- -------------------------- --------------------------
                                     10/18/00                    16,320                     $4.125
---------------------------- -------------------------- -------------------------- --------------------------
Mr. Fitzgerald                       09/01/00                    18,800                     $11.75
---------------------------- -------------------------- -------------------------- --------------------------
                                     10/18/00                     7,520                     $4.125
---------------------------- -------------------------- -------------------------- --------------------------
Mr. Cole                             04/22/00                    50,000                     $15.63
---------------------------- -------------------------- -------------------------- --------------------------
                                     09/01/00                     8,300                     $11.75
---------------------------- -------------------------- -------------------------- --------------------------
                                     10/18/00                    23,320                     $4.125
---------------------------- -------------------------- -------------------------- --------------------------


    These exercise prices were equal to the closing market price of Geoworks common stock on the dates the options were granted. The non-employee directors were also reimbursed for reasonable out-of-pocket expenses related to their attendance of meetings of the Board of Directors and its committees. Directors who are Company employees receive no additional or special compensation for serving as directors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THESE NOMINEES.

           PROPOSAL 2--APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF
             SHARES RESERVED FOR ISSUANCE UNDER THE 1994 STOCK PLAN

     The 1994 Stock Plan (the "1994 Option Plan") was adopted by the Board of Directors and approved by the stockholders in 1994. The 1994 Option Plan was amended by the Board of Directors in 1995, to allow for the granting of performance-based stock and cash awards. Such amendment was approved by the shareholders in 1995. The 1994 Option Plan was again amended by the Board of Directors in June 1996, May 1997, April 1998 and July 2000 to increase the number of share reserved for issuance to 5,685,000. Each of these amendments was approved by the Company's stockholders.

     To enable Geoworks to continue to provide long-term equity incentives, the board of directors has amended the 1994 Option Plan, subject to approval by the stockholders, to increase the maximum number of shares that may be issued by 1,000,000 to an aggregate of 6,685,000 shares. The increase represents less than five percent of the Company's total shares outstanding as of the Record Date. The Board of Directors believes that Geoworks' equity incentive program is an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of Geoworks and in aligning their long-term interests with those of the stockholders. Because competition for highly qualified individuals in Geoworks' industry is intense, management believes that to attract the best candidates, Geoworks must continue to offer a competitive equity incentive program. The proposed amendment is intended to ensure that Geoworks will continue to have available a reasonable number of shares under the 1994 Option Plan to meet these needs.

A summary of the 1994 Option Plan is set forth below:


General

     The 1994 Option Plan provides for the grant of options and stock bonuses to employees, consultants and outside directors of the Company. As of July 16, 2001, approximately 160 persons were eligible to participate in the 1994 Option Plan.

     Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. Stock bonuses under the 1994 Option Plan are granted in consideration for past services without a purchase payment. See "Tax Information" below for information concerning the tax treatment of incentive stock options, non-statutory stock options and stock bonuses.


Purpose

     The purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and outside directors of the Company and to promote the success of the Company's business.


Administration

     Grants to Officers and Directors. With respect to grants of awards to officers and directors of the Company, the 1994 Option Plan is administered: (i) by the Board of Directors, provided that the Board may do so in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) by a committee designated by the Board to administer the Option Plan, provided that the committee is also constituted in such a manner as to permit the Option Plan to comply with Rule16b-3 and Section 162(m) of the Code.

     Grants to Consultants and Other Employees. With respect to grants of awards to employees or consultants who are neither directors nor officers of the Company, the 1994 Option Plan is administered by the Board, or a committee designated by the Board, which must be constituted in a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans under applicable state corporate and securities laws, and the Code.

     The interpretation and construction of any provision of the 1994 Option Plan by the Board or its committee is final and conclusive. Members of the Board or its committee receive no separate compensation for their services in connection with the administration of the 1994 Option Plan.


Eligibility

     The 1994 Option Plan provides that awards may be granted to employees, officers, consultants and outside directors of the Company and its designated subsidiaries. The Board of Directors or a committee of the Board of Directors selects the award beneficiaries and determines the number of shares to be subject to each award. Directors may receive discretionary awards under the 1994 Option Plan. As of the Record Date, there were approximately 160 employees eligible to participate in the 1994 Option Plan, 3,987,414 shares were subject to outstanding options, 207,500 shares had been granted pursuant to restricted stock bonuses, and 678,283 shares were available for future grant under the 1994 Option Plan.


Terms Of Options

     The terms of options granted under the 1994 Option Plan are to be determined by the Board of Directors or its committee and are not to exceed ten years from the date of grant. Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted, and is generally subject to the following additional terms and conditions:

          (a) Exercise of the Option. The 1994 Option Plan provides the Board of Directors or its committee with the discretion to determine when options granted thereunder become exercisable, subject to certain limitations on the exercisability of options granted to directors. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, other shares of Common Stock or such other consideration as determined by the Board of Directors or its committee.

          (b) Exercise Price. The exercise price of options granted under the 1994 Option Plan is determined by the Board of Directors, and may in no event be less than the fair market value of the Common Stock on the date the option is granted. However, the exercise price of a stock option granted to a person who, at the time of grant, owns stock representing 10% of the voting power of all classes of stock of the Company or any subsidiary, may not be less than 110% of fair market value on the date of grant.

          (c) Termination of Employment or Services. The 1994 Option Plan provides that if the optionee's employment by the Company or service as an outside director or consultant is terminated for any reason other than death or disability, the option generally may be exercised no more than 90 days after such termination, but only to the extent the option was exercisable on the date of termination.

          (d) Death. If an optionee should die while employed by the Company or while serving as an outside director or consultant of the Company, options may be exercised at any time within 12 months after the date of death (but in no event 1ater than the option's expiration date) to the extent that the options would have been exercisable at the date of death.

          (e) Disability. If an optionee is unable to continue his or her employment or service as a director or consultant as a result of his or her total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Board of Directors or its committee and specified in the option agreement) after the date of termination, but only to the extent the option was exercisable on the date of such termination.

          (f) Termination of Options. Incentive stock options and non-statutory stock options granted under the 1994 Option Plan expire 10 years from the date of grant, unless otherwise provided in the option agreement. However, incentive stock options and non-statutory stock options granted to an optionee who, at the time of the grant of such option, owned more than l0% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

          (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during his or her lifetime only by the optionee, or in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

          (h) Acceleration Of Options. In the event of a merger or consolidation in which the Company is not the surviving entity, the Board of Directors is obligated either to accomplish an assumption or substitution of options or to give notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within 15 days of such notice.

          (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.


Terms of Stock Bonuses

     The terms of stock bonuses granted under the 1994 Option Plan are to be determined by the Board of Directors or its committee. A stock bonus is a grant made in shares of Geoworks' Common Stock. Shares of Common Stock awarded pursuant to a stock bonus under the 1994 Option Plan may, but need not be, subject to a repurchase right in favor of the Company in accordance with a vesting schedule as determined by the Board of Directors or its committee. The Board of Directors or its committee has the power to accelerate the vesting of stock acquired pursuant to a restricted stock agreement under the 1994 Option Plan under certain circumstances, including upon an acquisition or merger of the Company.


Performance-Based Compensation Limitation

     The number of shares subject to options that an employee may be granted in any fiscal year is limited to 250,000 shares. This limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split), is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Board of Directors or its committee determines that such limitations are not required to qualify options as performance-based compensation, the Board of Directors or its committee may modify or eliminate such limitations.


Adjustments Upon Changes in Capitalization

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an exchange of Common Stock for a greater or lesser number of shares, appropriate adjustment shall be made to the awards, including adjusting: (i) the aggregate number of shares of Common Stock issuable under the 1994 Option Plan; (ii) each outstanding award made under the 1994 Option Plan and (iii) the exercise price per share of any outstanding awards under the 1994 Plan.


Amendment and Termination of the Plan

     The Board of Directors may amend the 1994 Option Plan at any time or may terminate it without approval of the stockholders. However, no such action by the Board of Directors or stockholders may alter or impair any award previously granted under the 1994 Option Plan without the consent of the recipient of that award. In any event, the 1994 Option Plan will terminate in 2004.

     The 1994 Option Plan provides that stockholder approval of any amendment to the Option Plan will be required only to the extent necessary to comply with then-current provisions of Rule 16-3 under the Securities Exchange Act of 1934 or Section 422 of the Code (or any other applicable law or regulation).


Federal Income Tax Consequences

     In general, under the Internal Revenue Code of 1986, as amended and presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option is exercised by a participant, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

     1. In the case of an exercise of a nonqualified option ("NSO"), the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the purchased shares on the exercise date. Upon disposition of the stock acquired under an NSO, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year) equal to the difference between the fair market value of the shares on the date of exercise and the sale price.

     2. In the case of an incentive stock option ("ISO"), there is no tax liability to the participant either at the time of grant or exercise of the ISO. However, the excess of the fair market value of the purchased shares on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition is made by the participant of the shares acquired upon exercise of the ISO before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock acquired by the participant upon the exercise of the ISO is not held for the required period specified above prior to its disposition, the participant will recognize ordinary income at the time of disposition in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the option price or the difference between the sale price for the shares and the option price, whichever amount is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

     3. In the case of an award of shares of restricted Common Stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the shares of Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the shares of Common Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the shares are received, rather than when his or her interest in the shares is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the shares of restricted Common Stock. Upon disposition of the stock, the participant will realize capital gain or loss equal to the difference between any amount recognized as ordinary income upon acquisition or vesting of the shares, and the sale price.

     4. In the case of an award of unrestricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award. Upon disposition of the stock, the participant will recognize capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year) equal to the difference between the fair market value on the date of the award and the sale price.

     5. Upon a participant's exercise of a nonqualified option, the award to a participant of unrestricted stock or the recognition by a participant of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant. The Company does not receive an income tax deduction as a result of the exercise of an ISO provided that the ISO stock is held for the required period as described above. When a cash payment is made to a participant pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

     The foregoing discussion is limited to the general federal income tax consequences; it does not set forth any state or local income tax consequences that may be applicable. Since the federal income tax law is extremely technical and complex and the above discussion represents only a general summary, we urge you to consult with your personal tax advisor with respect to the above matters.



THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE 1994 OPTION PLAN.

PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending March 31, 2002, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the six month period ended March 31, 1990.

     Representatives of Ernst & Young LLP attend most meetings of the Audit Committee of the Board of Directors. The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: "Board Committees and Meetings," "Report of the Audit Committee," and Exhibit A.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement. The representative will also be available to respond to appropriate questions from stockholders.


Fees Paid to Ernst & Young LLP

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2001.

     Audit Fees (1)                                                 $138,000
     Financial Information Systems Design and Implementation Fees   $   0.00
     All Other Fees (2)                                             $150,000
     Total                                                          $288,000

----------
(1) Audit services of Ernst & Young LLP for fiscal 2001 consisted of the audit of the consolidated financial statements of the Company and quarterly review of financial statements.

(2) "All Other Fees" include $73,000 for audit-related services, including, among other items, services related to filings made with the Securities and Exchange Commission, merger and acquisition and accounting consultations.



     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of July 16, 2001 by (a) each beneficial owner of more than 5% of the Company's Common Stock,
(b) the Named Executive Officers (as defined below), (c) each director/nominee of the Company, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The percentages in the column entitled "Percentage Beneficially Owned" were determined using 23,429,184 shares of Common Stock, the number of outstanding shares of Common Stock on July 16, 2001.

Beneficial Owner                               Shares Beneficially Owned   Percentage Beneficially Owned
----------------                               -------------------------   -----------------------------
Science Applications International Corp.(1)...       3,017,881                        12.88%
Toshiba Corporation (2).......................       1,459,302                         6.22%
David L. Grannan (3)..........................         313,341                         1.33%
Adam de Boor (4)..............................         223,961                           *
Stephen T. Baker (5)..........................         210,458                           *
Rhonda Jobe (6)...............................         119,853                           *
Tim Toppin (7)................................          67,204                           *
David Pepe (8)................................          68,230                           *
Christopher A. Waldo (9)......................          67,500                           *
David Neylon (10).............................          89,883                           *
John B. Balousek (11).........................          53,367                           *
Andrew Cole (12)..............................          45,534                           *
Kevin P. Fitzgerald (13) .....................          44,200                           *
All directors and executive officers
as a group (11 persons)(14) ..................       1,303,531                          5.56%

----------

* Less than one percent of the outstanding shares of common stock.

(1) Based on the Schedule 13G filed by Science Applications International Corporation ("SAIC") dated July 24, 2000, on behalf of itself, and Telcordia Technologies, Inc. ("Telcordia"). The address of SAIC is 10260 Campus Point Drive, San Diego, California 92121, and the address of Telcordia is 445 South Street, Morristown, New Jersey 07960.

(2)  Based on information provided to the Company by Toshiba Corporation.

(3) Includes outstanding options to purchase 283,366 shares, which were exercisable as of the Record Date, or within 60 days from such date. The number also includes 10,000 shares of restricted stock.

(4) Includes outstanding options to purchase 213,425 shares, which were exercisable as of the Record Date, or within 60 days from such date.

(5) Includes outstanding options to purchase 140,935 shares, which were exercisable as of the Record Date, or within 60 days from such date.

(6) Includes outstanding options to purchase 116,443 shares, which were exercisable as of the Record Date, or within 60 days from such date.

(7)  Includes   outstanding  options  to  purchase  54,704  shares,  which  were exercisable as of the Record Date, or within 60 days from such date. The number also includes 2,500 shares of restricted stock.

(8)  Includes   outstanding  options  to  purchase  64,063  shares,  which  were exercisable as of the Record Date, or within 60 days from such date. The number also includes 4,167 shares of restricted stock.

(9)  Includes   outstanding  options  to  purchase  63,333  shares,  which  were exercisable as of the Record Date, or within 60 days from such date. The number also includes 4,167 shares of restricted stock.

(10) Includes   outstanding  options  to  purchase  87,800  shares,  which  were exercisable as of the Record Date, or within 60 days from such date. The number also includes 2,083 shares of restricted stock.

(11) Includes   outstanding  options  to  purchase  51,700  shares,  which  were exercisable as of the Record Date, or within 60 days from such date. The number also includes 1,667 shares of restricted stock.

(12) Includes   outstanding  options  to  purchase  43,867  shares,  which  were exercisable as of the Record Date, or within 60 days from such date. The number also includes 1,667 shares of restricted stock.

(13) Includes   outstanding  options  to  purchase  42,533  shares,  which  were exercisable as of the Record Date, or within 60 days from such date. The number also includes 1,667 shares of restricted stock.

(14) Includes outstanding options to purchase 1,167,170 shares which were exercisable as of the Record Date, or within 60 days from such date. Also, includes 22,917 shares of restricted stock.

                             EXECUTIVE COMPENSATION


     The following table sets forth annual compensation received for services rendered to the Company, for the three fiscal years ended March 31, 1999, 2000 and 2001 by (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 2001 or as of July 16, 2001 (collectively, the "Named Executive Officers"):

                           Summary Compensation Table


                                                                                                            Long-Term
                                                                                                           Compensation
                                                                                                              Awards
                                                                                                           ------------
                                                                        Annual Compensation                 Number of
                                                             ------------------------------------------     Securities
           Name and Principal                                                              Other Annual     Underlying
                 Position                       Year            Salary       Bonus(1)      Compensation     Options/(2)
           ------------------                   ----            ------       --------      ------------     -----------
David L. Grannan (3)......................      2001           $232,500     $ 74,564          $ 2,520(10)     140,000
  President and Chief Executive Officer         2000           $183,900     $ 56,767               --              --
                                                1999           $164,737     $ 39,977          $99,206(11)     350,000

Stephen T. Baker(4).......................      2001           $191,250     $ 48,995          $ 2,100(10)     140,000
  Director                                      2000           $155,415     $ 39,000               --          25,000
                                                1999           $ 65,000     $ 25,656               --         260,000

Timothy J. Toppin (5).....................      2001           $132,396     $ 22,213          $ 1,838(10)     176,800
Vice President, Chief Financial Officer         2000           $105,000     $ 15,507               --          40,500

David Pepe (6)............................      2001           $106,859     $ 13,225          $ 1,120(10)     315,000
Senior Vice President, Mobile Products
& Services

Christopher A. Waldo (7)..................      2001           $123,038     $ 23,155               --         224,000
  Vice President, Sales

Adam de Boor (8)..........................      2001           $171,667     $ 39,523               --          70,000
Vice President and Chief Technology             2000           $157,414     $ 34,406               --          50,000
Officer                                         1999           $148,875     $ 22,969               --         197,800

Rhonda Jobe (9)...........................      2001           $145,000     $ 22,925          $ 1,523(10)      56,000
Vice President, Marketing                       2000           $132,565     $ 23,566               --          80,000
                                                1999           $102,635     $ 13,725               --          73,000

----------
(1) Includes cash profit sharing, cash bonuses and recurring commissions earned for the fiscal year, whether accrued or paid.

(2)  Indicates number of shares of common stock underlying options.

(3) In January 1999, Mr. Grannan was appointed Chief Executive Officer and President. He joined the Company as Vice President, Marketing, in March 1998. During Fiscal 1999, a portion of the options granted were subject to re-pricing and overall reduction on a 4-for-5 basis.

(4) In June 2001, Mr. Baker resigned from his position as President and Chief Operating Officer. Mr. Baker continues to serve the Company as a member of Board of Directors.

(5) Mr. Toppin joined the Company as Controller in March 1999 and was promoted to Vice President and Chief Financial Officer in September 2000.

(6) Mr. Pepe joined the Company as Vice President, Mobile Products in July 2000 and was promoted to Senior Vice President in June 2001. Adam de Boor and Rhonda Jobe each earned more as of the end of the fiscal year, but are no longer considered executive officers since the Company's reorganization in June 2001.

(7) Mr. Waldo joined the Company as Vice President, Sales in May 2000. Adam de Boor and Rhonda Jobe each earned more as of the end of the fiscal year, but are no longer considered executive officers since the Company's reorganization in June 2001.

(8) As of June 2001, Mr. de Boor assumed the position of Chief Scientist and is no longer considered an executive officer.

(9) As of June 2001, Ms. Jobe assumed the position as Director, Business Development and is no longer considered an executive officer.

(10) Represents a matching contribution by the Company under its 401(k) Plan.

(11) Represents relocation expenses.

                        Option Grants in Last Fiscal Year

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended March 31, 2001. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually and rounded to the nearest dollar. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price performance. Actual gains, if any, on stock option exercises will be dependent on the Common Stock's future price performance. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

                          Option Grants in Fiscal 2001

                                            Individual Grants                                 Potential Realizable
                             Number of                                                          Value at Assumed
                             Securities       % of Total                                         Annual Rate of
                             Underlying         Options                                            Stock Price
                              Options         Granted to         Exercise                       Appreciation for
                              Granted          Employees        Price Per    Expiration           Option Term
       Name                     (1)         in Fiscal 2001        Share         Date             5%           10%
       ----                     ---         --------------        -----         ----        -----------   -----------
David L. Grannan........      100,000           2.533%          $ 9.0000      05/26/10     $  566,005    $1,434,368
                               40,000           1.013%          $ 4.1250      10/18/10     $  103,768    $  262,968


Stephen T. Baker........      100,000           2.533%          $ 9.0000      05/26/10     $  566,005    $1,434,368
                               40,000           1.013%          $ 4.1250      10/18/10     $  103,768    $  262,968


Timothy J. Toppin.......       12,000            .304%          $15.1875      06/22/10     $  114,616    $  290,460
                              100,000           2.533%          $11.7500       09/1/10     $  738,951    $1,872,647
                               64,800           1.641%          $ 4.1250      10/18/10     $  168,104    $  426,007

David Pepe..............      150,000           3.801%          $13.8750      07/25/10     $1,308,887    $3,316,977
                               75,000           1.900%          $11.7500      09/01/10     $  554,213    $1,404,486
                               90,000           2.280%          $ 4.1250      10/18/10     $  233,477    $  591,677

Christopher A. Waldo....      160,000           4.054%          $13.6250      05/15/10     $1,370,990    $3,474,359
                               64,000           1.621%          $ 4.1250      10/18/10     $  166,028    $  420,748

Adam de Boor............       50,000           1.266%          $11.7500      09/01/10     $  369,476    $  936,324
                               20,000            .507%          $ 4.1250      10/18/10     $   51,884    $  131,484

Rhonda Jobe.............       40,000           1.014%          $12.7500      05/10/10     $ 320,736     $  812,809
                               16,000            .405%          $ 4.1250      10/18/10     $  41,507     $  105,187


----------

(1) All options have a ten-year term and vest ratably during employment, generally at a rate of 1/48th of the option per month over 48 months beginning on the date of grant. The terms and conditions governing each stock option grant, including term, termination, acceleration upon change of control, exercise price, type, and commencement date, are determined by the Compensation Committee.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

     The following table provides information with respect to option exercises in fiscal 2001 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 2001:

                                                           Number of Securities         Value of Unexercised
                                                          Underlying Unexercised       In-the-Money Options at
                              Shares                    Options at Fiscal Year-End        Fiscal Year-End(2)
                           Acquired on      Value       --------------------------        ------------------
       Name                 Exercise      Realized(1)   Exercisable   Unexercisable   Exercisable  Unexercisable
       ----                 --------      -----------   -----------   -------------   -----------  -------------
David L. Grannan ...        11,250        $  1,412        237,534        225,416        $     0        $0
Stephen T. Baker ...        36,458        $240,989         96,668        240,311        $     0        $0
Timothy J. Toppin ..        11,964        $147,550         29,990        175,346        $     0        $0
David Pepe .........             0        $      0         14,063        300,937        $     0        $0
Christopher A. Waldo             0        $      0          6,667        217,333        $     0        $0
Adam de Boor .......             0        $      0        179,094        170,756        $10,937        $0
Rhonda Jobe ........             0        $      0         92,509        124,408        $     0        $0

----------

(1) Market value of underlying securities on the exercise date, net of the exercise price.

(2) Value is based on the last reported sale of the Company's Common Stock on the Nasdaq National Market of $1.2500 per share on March 30, 2001 (the last trading day for fiscal 2001), minus the exercise price of in-the-money options. The in-the-money stock option exercise price is $0.6667. These stock options were granted at the fair market value of the Common Stock on the date of grant.


Employment Contracts, Terms of Employment and Change in Control Arrangements


     The Company has an employment agreement with its chief executive officer, Dave Grannan, and its former president and chief operating officer, Steve Baker. Mr. Grannan's agreement began in January 1999 and has been extended to January 2003. Current base pay is set at $240,000 per year. Bonus compensation can be up to 35% of base pay each quarter. Pursuant to the agreement, the vesting of all of Mr. Grannan's options accelerate upon a change in control or certain kinds of termination. The agreement also provides for various severance benefits that range from one month to eighteen months pay depending on the nature of the termination. The Company may terminate Mr. Grannan's employment at will.

     Mr. Baker's two year employment agreement began in July 2000. It sets his base pay at $200,000 per year and provides for additional cash bonuses of up to thirty percent of base pay. One hundred thousand options were granted to Mr. Baker pursuant to this agreement in addition to his prior grants. The agreement also addresses severance benefits. In connection with the Company's June 2001 restructuring, Mr. Baker was asked to resign his position as president and chief operating officer and the agreement was terminated early for convenience. As a result, the vesting of all stock options granted prior to August 2000 were accelerated pursuant to the agreement and Mr. Baker became eligible for up to eighteen month's severance pay. Mr. Baker waived one half of these payments.

     There are change in control provisions that accelerate the vesting of options for all awards to vice president level and above grantees. A change in control includes any sale of substantially all of the assets of the Company, a merger where the Company is not the surviving entity or where the grantee's duties are substantially changed and other substantial changes in ownership.

CERTAIN TRANSACTIONS

     The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

     On July 24, 2000, the Company acquired substantially all of the assets of an established, separate, and unincorporated division of Telcordia Technologies, Inc., a wholly owned subsidiary of Science Applications International Corporation. The acquired division consisted of Telcordia's "AirBoss Business Unit" and "AirBoss Wireless Solutions Business Unit," which operated a software and wireless technology services business (collectively, the "AirBoss Business"). As consideration for the acquired assets, the Company issued Telcordia approximately three million shares of common stock. As of the closing of the acquisition, Telcordia and Science Applications International together became the owners of over ten percent of the Company.

     In connection with the transaction, the Company registered the shares received by Telcordia pursuant to a registration statement on Form S-3, filed with the Securities and Exchange Commission, entered into a transition services agreement under which the Company was given the right to occupy certain space and use certain services at Telcordia's facilities on a short term basis, and agreed with Telcordia to enter into good faith negotiations for a value added reseller agreement. The value added reseller agreement was entered into in December 2000. This agreement authorizes Telcordia to distribute some of the Company's products for a term of three years in consideration of payments to the Company. Pursuant to the transition services agreement, the Company has paid Telcordia $884,262 through March 31, 2001. There have been no payments under the valued added reseller agreement.

     In December 1995, Toshiba Corporation purchased 209,302 shares of the Company's common stock and acquired the right to have an observer attend meetings of the Board of Directors. In January 2001, the Company issued and sold an aggregate of 1,250,000 shares of its Common Stock to iValue Creation Company, a subsidiary of Toshiba Corporation. The aggregate purchase price of the transaction was five million dollars ($5,000,000), or $4.00 per share. Toshiba is also a licensee of the Company's Mobile Server+(TM) technology under a separate agreement dated July 12, 1999. For the year ended March 31, 2001, Toshiba made payments of $656,000 to the Company for this license and related maintenance and consulting services.

     In December 2000, Steve Baker repaid a $95,000 loan extended to Mr. Baker by the Company in the previous fiscal year pursuant to its terms.

     The Company believes these transactions were in its best interest. As a matter of policy, the transactions were, and all future transactions between the Company and any of its officers, directors or principal stockholders will be, approved by a majority of the disinterested members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be to serve bona fide business purposes of the Company.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consisted of directors Neylon and Balousek as of March 31, 2001. Neither Mr. Neylon or Mr. Balousek has ever been an officer of the Company. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the Board of Directors of another entity performing similar functions during the last fiscal year.

                                PERFORMANCE GRAPH

     The stock price performance graph below is required by the SEC. It shall not be incorporated by reference solely by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference. This stock price performance graph shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Geoworks, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index. The graph assumes that $100 was invested in the Company's Common Stock, the Nasdaq Composite Stock Market Index (US) and the Hambrecht & Quist Software Sector Index from March 31, 1996 through March 31, 2001. Note that historic stock price performance is not necessarily indicative of future stock price performance.


        Measurement           Geoworks          JP Morgan H&Q Software     Nasdaq Stock Market -U.S.
        ------------          ---------         -----------------------    -------------------------
    Period (Fiscal Year                              Sector Index
    -------------------                              ------------
          Covered)
          --------
         Mar-96                100.00                   100.00                       100.00
        June-96                118.33                   109.04                       108.15
         Sep-96                 86.67                   112.15                       112.00
         Dec-96                 81.67                   111.39                       117.53
         Mar-97                 22.08                   101.65                       111.15
         Jun-97                 19.38                   120.72                       131.51
         Sep-97                 54.58                   144.76                       153.76
         Dec-97                 32.08                   134.68                       143.95
         Mar-98                 24.79                   174.83                       168.47
         Jun-98                 11.67                   181.22                       173.10
         Sep-98                  4.48                   151.16                       156.19
         Dec-98                 12.08                   175.95                       202.97
         Mar-99                 10.52                   175.86                       227.62
         Jun-99                 10.00                   200.73                       249.00
         Sep-99                 10.21                   222.95                       255.19
         Dec-99                 55.83                   400.31                       377.18
         Mar-00                118.75                   422.20                       423.37
         Jun-00                 52.50                   372.95                       368.13
         Sep-00                 24.58                   432.91                       338.76
         Dec-00                  9.79                   299.29                       226.75
         Mar-01                  4.17                   182.03                       169.46

                          COMPENSATION COMMITTEE REPORT

Introduction

     The Compensation Committee Report below is required by the SEC. It shall not be incorporated by reference solely by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference. This Compensation Committee Report shall not otherwise be deemed soliciting material or filed under such Acts.

     The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and compensation programs, both cash-based and equity-based. The Committee generally determines the base salary levels and performance-based incentive compensation levels for executives at the end of each fiscal year, and reviews both those levels and the executives' performance against those levels on a quarterly basis.


Compensation Philosophy

     The Committee has adopted an executive pay-for-performance philosophy covering all officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance. Further, the overall compensation philosophy is to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company, and to motivate them through incentive compensation tied to performance objectives. The Committee believes that the interests of its executives are best aligned with those of the Company and its stockholders when the executives' overall compensation depends upon the Company's performance, and when the executives are themselves owners of stock in the Company. The Company encourages broad-based employee ownership of its stock through stock option and stock purchase programs in which, as a general rule, all regular employees with three (3) months of service, whose customary employment is at least twenty (20) hours per week and more than five (5) months per year are eligible to participate. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. At the highest level, the focus is on corporate performance against objectives and individual contributions toward that performance. Secondarily, the focus is on strategic departmental objectives in support of the corporate mission, and individual contribution toward and satisfaction of those objectives.


Compensation Program

     The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has the following principal components:

Cash-Based Compensation

     Base Salary: Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution by the individual executive officer, including, where appropriate, adjustment for any promotion or substantial increase in responsibilities. Market information and salary surveys are used as a frame of reference for annual salary adjustments and starting salaries. Executive officers of the Company are paid salaries in line with their responsibilities. These salaries are structured to be within the median range of salaries paid by competitors in comparable industries. In general, salary increases are made based on median increases in salaries for similar executives of similar sized companies in the high technology and wireless communications industries. The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices.

     Bonuses: The Company has an incentive program pursuant to which executive officers and a limited number of key employees may receive periodic cash bonuses beyond their base salary. The Committee has established for each officer, including the Chief Executive Officer, a set of performance objectives for the fiscal year primarily tied to the Company's financial performance, along with a target bonus tied to those objectives. The objectives, and the performance of each executive against his or her objectives, are reviewed quarterly, with input from the Chief Executive Officer. These financial objectives are generally based on the achievement of sales, revenue, net income or gross margin goals. Generally, executives may be eligible to receive a bonus of approximately twenty percent of their base salary if the objectives are fully met to the satisfaction of the Committee. The Committee also has the discretion to reduce the bonus to zero percent in the case of performance below expectations, or, conversely, to increase the bonus in recognition of exemplary contribution to the successful performance by the Company of its short- and long-term objectives.

Equity-Based Compensation

     Stock Options: Consistent with prevailing compensation practices in high technology and wireless communications companies, stock options are a key component of each employee's total compensation package. The Company's practice is to grant stock options to all full-time, regular employees. Options are generally granted upon commencement of employment, and vest on a monthly basis over four years to encourage the option holders to continue in the employ of the Company. Subsequent stock options are granted periodically to provide additional incentive, in the case of a promotion or substantial increase in responsibilities, and occasionally to reward exemplary performance. The Company takes into account the compensation practices of its competitors in its salary surveys as well as the past and expected performance in determining the size of grants made to executives.

     Competition for key employees in the high technology and wireless communications industries is intense and the use of significant stock option awards for retention and motivation of such personnel is critical in order to remain competitive. The Company believes that stock options and awards are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company.


Chief Executive Officer Compensation

     The Committee uses the factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During fiscal year 2001, Mr. Grannan's compensation was largely structured on the Company's attainment of strategic objectives that included: (i) attainment of revenue goals; (ii) concluding the OpenWave patent litigation; (iii) securing $10 million in equity financing; (iv) acquiring and integrating the AirBoss business unit; and (v) rebuilding the senior executive team.

     On January 10, 1999, Mr. Grannan was appointed President and Chief Executive Officer of the Company. In December 1999, based on the performance of Mr. Grannan and the Company against strategic and financial objectives since his appointment, the Committee increased Mr. Grannan's annual base salary from $175,000 to $210,000. In November 2000, the Committee increased Mr. Grannan's annual base salary from $210,000 to $240,000. Mr. Grannan's base salary and bonus for the past fiscal year are reflected in the Executive Compensation table set forth in this Proxy. Mr. Grannan is eligible to receive quarterly bonuses up to 35% of his base pay in accordance with the financial objectives relating to bonuses set forth above in this Compensation Committee Report.

     The Committee believes that Mr. Grannan's compensation is appropriate relative to that of other chief executive officers of publicly-held high technology and wireless communications companies and in light of the Company's life stage and continued investment in emerging markets.

Compensation Limitations for Tax Purposes

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted will be characterized as performance-based under the regulations under the Section, the Committee believes that the Section will not reduce any tax deduction available to the Company.


Summary

     The Committee believes that a fair and motivating compensation program has played a critical role in the Company's ability to attract and retain highly qualified executive officers

                                                     Respectfully submitted by:

                                                     The Compensation Committee



                                                     DAVID NEYLON
                                                     JOHN B. BALOUSEK

                             AUDIT COMMITTEE REPORT


     The Audit Committee Report below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this information by reference. This Audit Committee Report shall not otherwise be deemed soliciting material or filed under such Acts.

     During the fiscal year ended March 31, 2001, the Audit Committee of the Board of Directors was comprised of three (3) non-employee directors. The Audit Committee acts under a written charter first adopted and approved on April 26, 2000, a copy of which is attached as Exhibit A. Each member of the Audit Committee is an "independent" director as defined by the charter and 4200(a)(14) of the Nasdaq Marketplace Rules. The Audit Committee provides assistance to the Board in fulfilling their responsibility for oversight of the quality and integrity of accounting, auditing and reporting practices of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

     Management is responsible for the Company's internal controls, preparation of financial statements and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee monitors and oversees these processes. In this regard, the Audit Committee reports as follows:

o We have reviewed the Company's audited financial statements for the fiscal year ended 2001 and discussed these financial statements with the management of the Company and with Ernst & Young LLP, the Company's independent auditors, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

o We have discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

o We have discussed with the auditors their independence and have received the written disclosures and letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees").

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2002.

                                                     Respectfully submitted by:

                                                     The Audit Committee



                                                     DAVID NEYLON
                                                     JOHN B. BALOUSEK
                                                     KEVIN P. FITZGERALD

                                  OTHER MATTERS


Other Matters to be Considered at the Annual Meeting

     The  Company  knows of no  other  matters  to be  submitted  to the  Annual
Meeting. If any other matters properly come before the Annual Meeting, or any continuation of the meeting pursuant to adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") within specified time periods. Executive officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or written representations from such persons that no filings were required for them, the Company believes that during the year ended March 31, 2001, all Section 16(a) filing requirements applicable to its executive officers and directors were met.

     The Company will bear the cost of soliciting the enclosed proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic means or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities. The Company is required to request that brokers and nominees who hold stock in their name furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in doing so.


Deadline for Receipt of Stockholder Proposals

     Stockholder proposals that are intended to be presented at the Company's 2002 Annual Meeting must be received by the Company at the Company's principal executive office located at 960 Atlantic Avenue, Alameda, California, 94501 no later than April 12, 2002 in order to be included in the proxy statement for that meeting. Stockholders wishing to bring a proposal before the 2002 Annual Meeting (but not include it in the Company's proxy material) must provide written notice of such proposal to the attention of Timothy J. Toppin, Secretary, 960 Atlantic Avenue, Alameda, California 94501, by the later of July 13, 2002 or the 10th day following the day on which public announcement of the annual meeting is first made.


                                              By Order of the Board of Directors

                                              TIMOTHY J. TOPPIN
                                              Secretary



Dated:  August 3, 2001

                                                                       EXHIBIT A


                              Geoworks Corporation
                Audit Committee of the Board of Directors Charter
                             Adopted April 26, 2000

Organization

There shall be a committee of the Board of Directors to be known as the audit committee. The audit committee shall be composed of at least three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors (which shall be guided by any applicable rules of the Securities and Exchange Commission and the listing requirements of the Nasdaq Stock Market or another applicable securities market), would interfere with their exercise of independent judgment as a committee member.


Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.


Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries, and, where appropriate, and as a result of the independent auditors' ultimate accountability to the Board of Directors and the audit committee as representatives of the shareholders, replace or recommend the replacement of the independent auditors.

2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

3. Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

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

                              Geoworks Corporation
                Audit Committee of the Board of Directors Charter
Page 2


4. Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1; and to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and to take, or recommend that the board take, appropriate action to ensure the independence of the independent auditor.

5. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

6. Review the interim financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements.

7. Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

8. Review the internal audit function of the corporation, if or when such a function is created, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. Receive prior to each meeting, a summary of findings from any completed internal audits and a progress report on proposed internal audit plans, with explanations for any deviations from the original plans.

9. Review accounting and financial human resources and succession planning within the company.

10. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

11. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Adopted Effective:   April 26, 2000.


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